Press Release

BioPharmX Reports First Quarter 2018 Financial Results

Webcast and conference call begins today at 1:30 p.m. PT/4:30 p.m. ET

MENLO PARK, Calif., June 13, 2017 - BioPharmX Corporation (NYSE MKT: BPMX), a specialty pharmaceutical company focusing on dermatology, today announced its financial results for the first quarter ended April 30, 2017 and discussed the progress of its clinical research.

“The start of our year has been defined by steady achievement in clinical research, growing dermatology community interest in BPX-01, our investigational topical drug for acne, and careful management of resources,” said President Anja Krammer. “The enthusiasm investigators expressed about our phase 2b trial results confirms our excitement about BPX-01 as we finalize plans for phase 3 research.”

BioPharmX presented comprehensive phase 2b clinical data during a recent “State of Acne” symposium, showing BPX-01 2% achieved its primary endpoint. The data showed it reduced the number of inflammatory lesions in acne patients by 59% (versus 44% in vehicle) with no serious drug-related adverse side effects experienced, and suggested it may also lessen the severity of lesions. The company expects the phase 3 program to begin later this year and is exploring a variety of funding alternatives, including both dilutive and non-dilutive financing options and strategic partnerships.

First Quarter Financial Results

Total operating expenses for the first quarter of 2018 were $5.0 million, compared with total operating expenses of $4.5 million in the prior fiscal year’s first quarter. The increase resulted primarily from higher spending for the company's acne drug clinical trials, offset by lower spending on advertising and promotions related to the company’s Violet product.

Net loss for the first quarter of 2018 was $5.4 million, or $0.08 per share, compared with a net loss of $4.5 million, or $0.17 per share, during the prior fiscal year’s first quarter.

Excluding stock-based compensation expense, the impact of changes in the fair value of the warrant liability and amortization of purchased intangible assets, non-GAAP net loss for the first quarter of 2018 was $4.6 million, or $0.07 per share. During the first quarter of the prior year, the comparable non-GAAP net loss was $4.2 million, or $0.16 per share.

Cash and cash equivalents as of April 30, 2017 were $6.7 million.

Conference Call & Webcast
BioPharmX will host a conference call at 4:30 p.m. Eastern Time on Tuesday, June 13, 2017, to discuss its first quarter financial results. A live webcast of the conference call will be available online on the Investors page of BioPharmX corporate website at http://biopharmx.investorroom.com/events. You may also access this call through an operator by dialing (844) 850-0549 for domestic callers, or (412) 317-5206 for international callers, and requesting to join the BioPharmX Corporation call.

A replay of the call will be available through midnight Eastern Time on Jul. 13, 2017. The replay dial-in numbers are (877) 344-7529 for domestic callers and (412) 317-0088 for international callers; reference Conference ID: 10108734. The webcast also will be available on the BioPharmX website for 90 days following completion of the call.

About BioPharmX® Corporation
BioPharmX Corporation (NYSE MKT: BPMX) is a Silicon Valley-based specialty pharmaceutical company, which seeks to provide products through proprietary platform technologies for prescription, over-the-counter (OTC), and supplement applications in the health and wellness markets, including dermatology and women's health. To learn more about BioPharmX, visit www.BioPharmX.com.

Use of Non-GAAP Measures
BioPharmX Corporation has supplemented its reported GAAP financial information with non-GAAP measures, non-GAAP net loss available to common shareholders, and non-GAAP net loss available to common shareholders per share, that do not include stock-based compensation, the impact of changes in the fair value of the warrant liability and the amortization of purchased intangible assets. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses the non-GAAP information internally to evaluate its ongoing business, operational performance and cash requirements and believes these non-GAAP measures are useful to investors as they provide the same basis for evaluating BioPharmX Corporation's performance as applied by management.

BioPharmX Corporation has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP measures may be different from non-GAAP measures used by other companies, including peer companies, and therefore, comparability may be limited. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. BioPharmX Corporation believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. BioPharmX Corporation encourages investors and others to review the company's financial information in its entirety and not rely on a single financial measure.

Stock-based compensation expenses represent non-cash charges related to equity awards granted by BioPharmX Corporation. The change in fair value of the warrant liability results from the periodic revaluing of the warrant liability.  Although these are recurring charges to BioPharmX Corporation's operations, management believes the measurement of these amounts can vary considerably from period to period and depend substantially on factors that are not a direct consequence of operating performance that is within management's control. Thus, management believes that excluding these charges from non-GAAP net loss available to common shareholders and non-GAAP net loss available to common shareholders per share facilitates comparisons of BioPharmX Corporation's operational performance in different periods, as well as with similarly determined non-GAAP financial measures of comparable companies.

Amortization of purchased intangible assets results from the purchase of a license related to molecular iodine technology. This amount is excluded from non-GAAP net loss available to common shareholders and non-GAAP net loss available to common shareholders per share because it is not reflective of ongoing operating results in the period incurred.

Forward-Looking Statements
The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. This press release contains forward-looking statements about the company's expectations, plans, intentions, and strategies, including, but not limited to, statements regarding the company's progress toward becoming a leading dermatology specialty pharmaceutical company, the successful advancement of the company's product candidates and research and development pipeline, the safety and medical effects of BPX-01, the effect BPX-01 may have on the treatment of acne, commencement and results of future trials involving BPX-01 and the size of such trials, continued and consistent results in future tests of BPX-01 and absence of side effects of future use of BPX-01 and potential funding alternatives. These forward-looking statements may be identified by words such as "plan," "expect," "anticipate," "believe" or similar expressions that are intended to identify such forward-looking statements.

These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in the company's filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the period ended January 31, 2017 and quarterly report of Form 10-Q for the period ended April 30, 2017. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof, and the company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

BioPharmX is a registered trademark of BioPharmX, Inc.

For further information:

Media Contact

Nina Brauer, nbrauer@biopharmx.com (650) 889-5030

Investor Relations

investors@biopharmx.com

--TABLES TO FOLLOW--

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts; unaudited)

	Three Months Ended
	April 30,
	2017	2016

Revenues, net	$19	$33
Cost of goods sold	11	20
Gross margin	8	13

Operating Expenses
Research and development	2,941	2,173
Sales and marketing	797	1,107
General and administrative	1,303	1,193
Total operating expenses	5,041	4,473

Loss from operations	(5,033)	(4,460)
Change in fair value of warrant liability	(364)	-
Other income	1	1
Loss before income taxes	(5,396)	(4,459)
Provision for income taxes	1	2
Net and comprehensive loss	$(5,397)	$(4,461)

Net loss per share
Basic and diluted	($0.08)	($0.17)
Shares used in computing net loss per share
Basic and diluted	67,670	26,202

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	April 30,	January 31,
	2017	2017
Assets
Current assets:
Cash and cash equivalents	$6,709	$6,501
Accounts receivable	3	4
Inventories	30	38
Prepaid expenses and other current assets	240	284
Total current assets	6,982	6,827

Property and equipment, net	118	120
Other assets	154	154
Total assets	$7,254	$7,101

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,308	$2,551
Accrued expenses and other current liabilities	1,776	1,176
Total current liabilities	4,084	3,727

Warrant liability	767	403
Total liabilities	4,851	4,130

Stockholders' equity	2,403	2,971

Total liabilities and stockholders’ equity	$7,254	$7,101

BIOPHARMX CORPORATION
Reconciliation of GAAP to Non-GAAP Net Loss
(in thousands, except per share amounts; unaudited)

	Three Months Ended
	April 30,
	2017	2016

GAAP net loss	$(5,397)	$(4,461)

Change in fair value of warrant liability	364	-
Amortization of purchased intangible assets	-	7
Stock-based compensation expense
-Research and development	108	76
-Sales and marketing	82	84
-General and administrative	195	113
Total stock-based compensation expense	385	273
Total reconciling items	749	280
Non-GAAP net loss	$(4,648)	$(4,181)

GAAP net loss	$(0.08)	$(0.17)
Reconciling items
-Change in fair value of warrant liability	-	-
-Amortization of purchased intangible assets	-	-
-Stock-based compensation expense	0.01	0.01

Non-GAAP net loss per share: basic and diluted	$(0.07)	$(0.16)

Shares used in computing non-GAAP net loss per share
Basic and diluted	67,670	26,202